AMENDMENT TO SUB-TRANSFER AGENCY
AND SERVICE AGREEMENT

WHEREAS, Calvert Shareholder Services, Inc. ("CSSI"), and State Street Bank and Trust Company ("State Street") entered into a sub-transfer agency and service agreement ("Agreement") dated August 15, 1996.

Effective January 1, 1998, the Calvert Family of Funds ("Calvert Funds") amended the Agreement to have the Funds contract directly with State Street rather than as a sub-transfer agent.

Now the Calvert Funds wish to further amend the Agreement as currently in effect to add a new registered investment company, Calvert SAGE Fund ("CSF"), as a party to the Agreement.

NOW, THEREFORE, CSSI, State Street and CSF each hereby agree that CSF shall be added as a party to the Agreement, effective September 30, 2008.

Calvert Shareholder Services, Inc.

BY: _________________________

Calvert SAGE Fund

BY: _________________________

State Street Bank and Trust Company

BY: _________________________

AMENDMENT TO
403(b) CUSTODIAL ACCOUNT
RECORDKEEPING AGREEMENT

WHEREAS, Calvert Group, Ltd ("Calvert"), and State Street Bank and Trust Company ("State Street") entered into 403(b) custodial account recordkeeping agreement ("Agreement") dated May 28, 1997.

WHEREAS, now Calvert wishes to further amend the Agreement as currently in effect to add a new registered investment company, Calvert SAGE Fund ("CSF"), as a party to the Agreement.

NOW, THEREFORE, Calvert Group, Ltd. and State Street each hereby agree that CSF shall be added as a party to the Agreement, effective September 30, 2008.

Calvert Shareholder Services, Inc.

BY: _________________________

Calvert SAGE Fund

BY: _________________________

State Street Bank and Trust Company

BY: _________________________

LETTER AGREEMENT BETWEEN CALVERT SAGE FUND
AND STATE STREET BANK AND TRUST COMPANY
SUPPLEMENTING THE CUSTODIAN AGREEMENT
DATED AS OF SEPTEMBER 30, 2008

The following items supplement the Custodian Agreement ("Agreement") dated ________, and are considered part of the Agreement:

  The initial Addendum to the Agreement, dated as of March 5, 1992, will remain in effect for a minimum of three years, unless mutually agreed by the parties.
  The Fund is entitled to pay fees to the Custodian by analysis on collected funds, which will earn the rate stated in the Addendum to the Agreement

In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the dates indicated below.

Calvert SAGE Fund

BY: _________________________

State Street Bank and Trust Company

BY: _________________________